EXHIBIT (5)(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application
Transamerica Life Insurance Company
Home Office: [4333 Edgewood Road NE, Cedar Rapids, IA 52499]
Telephone: [(800) 525-6205]

Hereafter referred to as the Company, we, our, or us. Unless otherwise stated, “You” refers to the Owner

By providing an email address below, I consent to receive an email that will initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. A link within the email will direct you to the Company e-delivery terms and conditions as well as our registration and consent process. I have access to the Internet for the purpose of accepting electronic delivery of documents.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

1. PRODUCT INFORMATION

Product: [B-Share]

2. PRIMARY OWNER INFORMATION

Type of Owner: If the Type of Owner is an Individual, there must be an immediate (self, spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Individual	☐ Trust (1)	☐ Qualified Custodial Account[(4)]
☐ Entity (2)	☐ Company Qualified Plan (3)	☐ UGMA/UTMA

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐  U.S. Citizen/Entity    ☐  Non-U.S. Citizen/Entity (Country:                                                                                             )

☐  Resident Alien    ☐  Non-Resident Alien

Gender: ☐  Male    ☐  Female

(1)	Trustee Certification Form is Required.
(2)	Entity Certification Form is Required.
(3)	Profit Sharing Plan, Pension Plan, 401(k), etc. Qualified Plan Certification Form is Required. The Company must be the Beneficiary listed in Section 5.
[(4)	If a Joint Rider is selected in Section [7C,] the Spousal Information for Custodial Accounts Form is required.]

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3. JOINT OWNER INFORMATION

If no Joint Owner is listed, the Company will issue the policy with the Primary Owner listed in Section 2.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Joint Owner’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen/Entity	☐ Non-U.S. Citizen/Entity (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

4. ANNUITANT INFORMATION

If no Annuitant is listed, the Company will issue the policy with the Primary Owner and Annuitant as the same.

If Type of Owner in Section 2 is an Individual; there must be an immediate (self, spouse, civil union, domestic partner, parent, child, grandparent, grandchild or sibling) familial relationship between the Owner(s) and the Annuitant.

☐ Check here if the Annuitant’s Address is the same as the Primary Owner’s Address.

Relationship to Owner:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

Mailing Address:
Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen	☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien
Gender: ☐ Male ☐ Female

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5. BENEFICIARY DESIGNATION

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

    •    If the Beneficiary is to be restricted, the Beneficiary Designation with Restricted Payout Form must be received.

•	If a Trust is named as Beneficiary and a Joint option is selected in Section [7C,] submit the Certification When the Beneficiary is a Trust Form and return with the application.

☐	Primary Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐	Primary ☐ Contingent Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐	Primary ☐ Contingent Allocation Percentage: % Is this an Irrevocable Beneficiary? ☐ Yes ☐ No

Relationship to Annuitant:

Complete Legal Name:

Residential Address:
(Cannot be a P.O. Box)	Street Address

	City	State	Zip Code	Country

SSN/TIN:	Date of Birth:	Telephone:

Citizenship: ☐ U.S. Citizen ☐ Non-U.S. Citizen (Country: )
☐ Resident Alien ☐ Non-Resident Alien

Gender: ☐ Male ☐ Female ☐ Entity ☐ Trust ☐ Qualified Plan ☐ Other:

☐ Check if there are more Beneficiaries and complete the Additional Beneficiary Form and return with the application.

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6. PURCHASE PAYMENT INFORMATION

Type of Annuity Applying for (select only one): If applying for a Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k), or other), the Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA
☐ Profit Sharing Plan	☐ Pension Plan	☐ 401(k)	☐ Other:
☐ Beneficiary IRA - Deceased Name:			Date of Death:
☐ Non-Qualified Stretch - Deceased Name:			Date of Death:

Funding Options:

☐	Check Enclosed

☐	Wire

☐	Financial Professional/Client to request release of funds

☐

The Company to request release of funds. The 1035 Exchange, Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

Source of Funds:

☐	New Money / Contribution Money $ if Qualified Plan - Tax Year:

☐	Non-Qualified 1035 Exchange - Anticipated Premium Amount $

☐	CD/Mutual Fund Redemption - Anticipated Premium Amount $

☐	Direct Transfer - Anticipated Premium Amount $

☐	Rollover - Anticipated Premium Amount $

7A. ELECTIONS - DEATH BENEFIT

You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

☐ Policy Value Death Benefit

☐ Return of Premium Death Benefit

☐ Annual Step-Up Death Benefit

7B. ELECTIONS - ADDITIONAL DEATH BENEFIT RIDER

You can select only one Additional Death Benefit Rider.

If the Type of Annuity in Section 6 is Beneficiary IRA or Non-Qualified Stretch, the Additional Death Benefit Riders are not available.

☐ Additional Death Distribution + (Plus) (ADD+)[-Not available if the Policy Value Death Benefit was elected in Section 7A.]

☐ Additional Death Distribution (ADD)[-Not available if the Policy Value Death Benefit was elected in Section 7A.]

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7C. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER

If you elect either the Retirement Income ChoiceE or Retirement Income MaxE Rider identified in this section, which provides certain guaranteed benefits, the Company requires your policy value to be allocated into designated investment options. One or more of the designated investment options may include a volatility control strategy. If you elect the Transamerica Income EdgeSM or the Transamerica Principal OptimizerSM Rider, the Company requires a certain percentage of your policy value to be allocated to one or more investment options with the Select Investment Options. The remainder of the policy value may be allocated to one or more investment options within the Flexible Investment Options. One or more of these investment options may include a volatility control strategy. Volatility control strategies, in periods of high market volatility, could limit your participation in market gains; this may conflict with your investment objectives by limiting your ability to maximize the potential growth of your policy value and, in turn, the value of any guaranteed benefit that is tied to investment performance. Volatility control strategies are intended to help limit overall volatility and reduce the effects of significant market downturns during periods of high market volatility, providing policy owners with the opportunity for smoother performance and better risk-adjusted returns. Volatility control (and similar terms) can encompass a variety of investment strategies of different types and degrees; therefore, you should read the applicable annuity and underlying fund portfolio prospectuses carefully to understand how these investment strategies may affect your policy value and rider benefit. The Company’s requirement to invest in certain investment options, some of which may include volatility control, may reduce our costs and risks associated with these riders. You pay an additional fee for the guaranteed benefit, which, in part, pays for protecting the related benefit base from investment losses. Since the rider benefit base does not decrease as a result of investment losses, volatility control strategies might not provide meaningful additional benefit to you. You should carefully evaluate with your Financial Professional whether to invest in funds with volatility control strategies, taking into consideration the potential positive or negative impact that such strategy may have on your investment objectives, your policy value and the benefits under the riders. If you determine that funds with volatility control strategies are not consistent with your investment objectives, there continues to be other designated investment options available under these riders that do not invest in funds that utilize volatility control strategies.

You can select only one Living/Withdrawal Benefit Rider.

•   If a Joint rider option is selected, and the policy has a Joint Owner, the spouse must be an owner (primary or joint). If the Joint rider is selected and there is not a Joint Owner, the sole Primary Beneficiary must be the annuitant’s spouse.

•   If the Type of Annuity in Section 6 is Beneficiary IRA or Non-Qualified Stretch, the Living/Withdrawal Benefit Riders are not available.

•   If A Single rider option is selected, and the policy Owner is an Individual, the Owner and Annuitant must be the same.

•  Transamerica Income Edge SM(TIE) Rider - Please complete the TIE Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐   Single

☐   Joint

This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Options.

•  Retirement Income Choice® (RIC) Rider - Please complete the RIC Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐   Single

☐   Joint

RIC Rider Options - More than one option may be selected.

☐   Income EnhancementSM - You cannot elect this Option if the qualifying person or persons is/are already admitted to a hospital or already resides in a qualifying nursing facility.

☐   Death Benefit

•  Retirement Income Max® (RIM) Rider - Please complete the RIM Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐   Single

☐   Joint

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7C. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER (continued)

• Transamerica Principal OptimizerSM (TPO) Rider - Please complete the applicable TPO Rider Investment Form.

Election - To elect this rider, select either the Single option or the Joint option.

☐ Single

☐ Joint

TPO Rider Options - Only one waiting period and protection level may be selected.

☐ [15] Year Waiting Period, [100%] Protection. This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Option.

☐ [10] Year Waiting Period, [100%] Protection. This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Option.

☐ [7] Year Waiting Period, [100%] Protection. This rider includes a [20%] investment into the Stable Account and a minimum of [0%] into the Select Investment Option.

7D. ELECTIONS - OTHER AVAILABLE RIDERS

Elections below may not be available with all products.

☐ Liquidity Rider

8. INVESTMENT ALLOCATIONS

You must complete the appropriate

INVESTMENT FORM based on the rider election:

Transamerica Income EdgeSM	Retirement Income Choice®
TIE Rider Investment Form	RIC Rider Investment Form

Retirement Income Max®	No Rider Election
RIM Rider Investment Form	Open Investment Form

Transamerica Principal OptimizerSM (Choose the form with the correct waiting period and protection level) [15] Year [100%] Investment Form, [10] Year [100%] Investment Form, or [7] Year [100%] Investment Form

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  9. OWNER & FINANCIAL PROFESSIONAL - REPLACEMENT INFORMATION

Both the Owner Response and the Financial Professional Response columns must be completed.

Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐	Check here if there are more than three (3) replacement policies, complete the Additional Replacement Policy Form and return with the application.

Replacement Questions		Owner Response	Financial Professional Response

Did the Financial Professional present and leave only insurer-approved sales material with the Owner?		Not Applicable	☐ No ☐ Yes

Does the Owner have any existing life insurance policies or annuity contracts?		☐ No ☐ Yes	☐ No ☐ Yes

Will this annuity replace, discontinue or change any existing life insurance policies or annuity contracts?		☐ No ☐ Yes	☐ No ☐ Yes

If yes -	Company:

Policy #:

Company:

Policy #:

Company:

Policy #:

  10. TELEPHONE/ELECTRONIC AUTHORIZATION

As the Owner, you will receive this privilege automatically. If a policy has Joint Owners, each Owner may individually make telephone and/or electronic requests. If no option is selected, the authorization will default to Owner(s) only.

☐ Yes	By checking “Yes,” I am authorizing and directing the Company to act on telephone or electronic instructions from my Financial Professional(s), Servicing Representative(s) or their Support Staff. This may include fund transfers, allocation changes and any other changes approved by the Company. The Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, the Company and its affiliates and their Directors, Officers, Employees, Financial Professionals will be held harmless for any claim, liability, loss or cost.

☐ No	By checking “No”, I am not authorizing and directing the Company to act on telephone or electronic instructions from my Financial Professional of record, Servicing Representative(s) or their Support Staff.

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  11. OWNER & ANNUITANT SIGNATURES AND ACKNOWLEDGEMENTS

•

I hereby expressly consent to receive calls about my application from the Company or its representatives that involve the use of an automatic telephone dialing system and/or an artificial or prerecorded voice.

•

Unless I have notified the Company of a community or marital property interest in this policy, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•	I certify that if the Income Enhancement SM was elected in Section [7C,] the qualifying person or persons is/are not already admitted to a hospital and does not currently reside in a nursing facility.

•	This application is subject to acceptance by the Company. If this application is rejected for any reason, the Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Taxpayer Identification Number and any other information necessary to sufficiently identify each customer.

•

When funds are allocated to the Fixed Accounts on the rider investment forms (if available), policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	All statements in this application made by or under the authority of the applicant are representations and not warranties.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Account values when allocated to any of the options on the rider investment forms are not guaranteed as to fixed dollar amount and will increase or decrease with investment experience.

If the individuals signing below are signing as a Power of Attorney, Guardian, Conservator, Authorized Representative, or Trustee, additional information is required.

Signed at:
	City	State

Date:	Linking Number:

Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

Joint Owner(s) Signature:	X
I am signing as: ☐ Power of Attorney ☐ Guardian ☐ Conservator ☐ Authorized Representative ☐ Trustee

Annuitant Signature (if not Owner):	X

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12. FINANCIAL PROFESSIONAL ACKNOWLEDGEMENTS & SIGNATURES

REMINDER - If there is more than one product listed in Section 1, please verify a product has been selected.

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

I HAVE MADE REASONABLE EFFORTS TO OBTAIN INFORMATION CONCERNING THE CONSUMER’S FINANCIAL STATUS, TAX STATUS, INVESTMENT OBJECTIVES AND SUCH OTHER INFORMATION USED OR CONSIDERED TO BE REASONABLE IN MAKING THE ANNUITY RECOMMENDATION AND FIND THE ANNUITY BEING APPLIED FOR APPROPRIATE FOR HIS/HER NEEDS.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

Primary Registered Financial Professional

Print Full Name:

Financial Professional ID Number:

Email Address (Optional):	Phone Number:

Firm Name:

Firm Address:

Commission Split: (1) %

Signature:	X

For Financial Professional Use Only - Contact your home office for program information.

Commission options below are based on the Product and rider(s) selected.

☐ Option A         ☐ Option B         ☐ Option C         ☐ Option D

(Once selected, program cannot be changed)

Additional Financial Professional(s)

The following Servicing Financial Professional(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Financial Professional the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Financial Professional of Record.

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

Print Full Name:

Financial Professional ID Number:	Commission Split:	(1)%

☐ Check here if there are more than four (4) Financial Professionals. If so, are more than four (4) Financial Professionals, please complete the Additional Financial Professional Form.

(1) Must be in whole percentages. Total Commission Split in Section 12 and Additional Financial Professional Form must equal 100%.

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